Exhibit 99.5

Consent of Independent Auditor

The Board of Directors

Quadrem International Holdings, Ltd.

We consent to the incorporation by reference in the registration statements (Nos. 333-172303, 333-159947, 333-142810, 333-117437, 333-107864, 333-84916, 333-73458, 333-61064, 333-46820, 333-33544, 333-95665, 333-89119, 333-81773, and 333-171897) on Form S-8 and Form S-3 of Ariba, Inc. of our report dated September 8, 2010 with respect to the consolidated balance sheet of Quadrem International Holdings, Ltd. as of December 31, 2009 and the related consolidated statements of operations and comprehensive income, changes in equity, and cash flows for the year then ended, which report appears in the Form 8-K/A of Ariba, Inc. dated April 1, 2011.

/s/ KPMG LLP

Dallas, Texas

March 31, 2011